EXHIBIT 10.25

STORAGE SERVICES AGREEMENT

This Storage and Handling Services Agreement (“Agreement”) is entered into as of October ____, 2007 (the “Effective Date”), by and between Bioserv Corporation, a California corporation and a subsidiary of NextPharma Technologies (“Bioserv”) having its principal place of business at 5340 Eastgate Mall, San Diego, CA 92121 and BioLife Solutions, Inc, a Delaware corporation (“Client”), having its principal place of business at 3303 Monte Villa Parkway, Suite 310, Bothell, WA  98021.

Client is in the business of developing preservation media products and Bioserv is in the business of providing warehousing and storage services in connection with Client’s products.

Client desires to engage the services of Bioserv, on a non-exclusive basis, for the warehousing and storage of Client’s Product (as defined below), all upon the terms and conditions set forth in this Agreement.

Bioserv and Client wish to formalize their contract services relationship pursuant to the terms and conditions below.

Therefore, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.0

DEFINITIONS

1.1

DEFINED TERMS.  As used herein, the terms below have the following meanings.  Any such terms, unless the context otherwise requires, may be used in the singular or plural; depending upon the reference.

“FDA” shall mean the United States Food and Drug Administration.

“Product” shall mean Client’s products, manufactured by Bioserv for Client under a separate agreement, and stored/handled by Bioserv under this Agreement.

“Regulations” shall mean any applicable United States laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any federal, state or local government and any other government and any other governmental department or agency.

“Packaging” shall mean labeling and bottle, cap and boxes as appropriate.

“cGxP” shall mean those practices and standards required to comply with all current United States governmental regulatory requirements, including, without limitation, “Good Laboratory Practices” (e.g., 21 C.F.R. 58 et seq.), “Good Clinical Practices” (e.g., 21 C.F.R. 50 et seq.),  and Quality System Regulations (QSR) (e.g., 21 CFR 820).

2.0

STORAGE

2.1

Bioserv Storage

2.1.1

Bioserv will store and handle the Product at facilities located at 5340 Eastgate Mall, San Diego, CA 92121 (the “Facility”).    As part of the services hereunder, Bioserv shall have available for storage of the Product the required temperature and shelf space as stated in Addendum I to this Contract in an appropriate storage location in the Facility.  The designated storage area shall be continuously monitored as a part of the Facility temperature alarm system.

2.2

Service Fees

During the term of this agreement, the fees for the services are as follows:

2.2.1

The Storage Areas will be provided based on the fee schedule found in the Addendum II, to be invoiced quarterly commencing October 1, 2007.

2.2.2

The addition or cancellation of any items or services, other than those listed in Addendum I, will result in a price adjustment to the fees in Addendum II if the parties, after consulting with each other regarding the additional services, mutually agree in writing that such a price adjustment is warranted

2.2.3

The payment terms are Net 30 days from Client’s receipt of any invoice, invoiced on a quarterly basis with a 1% finance charge per month on all undisputed amounts past due after thirty (30) days.

2.2.4

Quotations for additional services shall be included at agreed upon rates when signed by both parties and invoiced under the same terms in section 2.2.3.

3.0

BIOSERV OBLIGATIONS

3.1

Good Manufacturing Practices (GMP)

3.1.1

Bioserv is licensed by the State of California and registered by the Federal FDA for both Device and Drug manufacture.  Bioserv will keep these licenses and registrations current during the course of this Agreement.

3.1.2

Bioserv shall comply with its own SOPs and procedures, the only exception will be those procedures supplied by Client and agreed by Bioserv, which shall supersede Bioserv procedures and as are described in part in Addendum 1.

3.1.3

Any Client materials found by Bioserv to be in non-compliance with Client specifications will be clearly identified and segregated.  Client shall be notified in writing of non-conforming materials.

3.1.4

Bioserv shall use industry standard efforts to protect Client’s materials and Product from loss, damage, theft or destruction (collectively “loss”) while under Bioserv control and/or custody.

3.1.5

Bioserv does not warrant the function or fitness of products stored by Bioserv for Client.

3.1.6

Bioserv shall designate an area with the appropriate storage environment, for all incoming materials purchased or submitted by Client.  These materials shall be accompanied by proper identifying documentation.

3.1.7

Bioserv recognizes that Client products and procedures are highly proprietary and the exclusive property of Client.  Bioserv will not have any rights to use, or disclose to third parties, these procedures except as directed in writing by Client  Neither Bioserv nor its employees will discuss or divulge these processes with any third parties except with written consent from Client or as required by law.  All these restrictions will survive the expiration or earlier termination of this agreement by five (5) years.

3.1.7

Bioserv shall provide Client access to the Product stored at the Facility at all times during normal business hours, which for purposes of this Agreement shall be defined as the hours between 7:00 AM and 5:00 PM P.S.T., Monday through Friday, unless otherwise agreed by both parties.  If after hours access is required, Client will submit the request at least forty-eight (48) hours prior to the need.

4.0

 CLIENT OBLIGATIONS

4.1

Any services other than those set forth in this Agreement, shall be subject to the parties’ mutual written agreement.

4.2

Client understands that the Storage Area will be under Bioserv control and therefore open to audit by the FDA.

4.3

Client personnel shall follow Bioserv GMP procedures and conduct their business in such a way as to meet GMP requirements.

4.4

Client retains sole responsibility for final Product release.

4.5

The 24-hour Client contact telephone number is 425-402-1400.

4.6

Client retains sole responsibility for all costs, insurance and risks relating to the shipping of the Product to and from the Bioserv facility.

5.0

TERMS AND TERMINATION

5.1

Term and Termination

5.1.1

This Agreement shall commence on the Effective Date and continue, unless terminated earlier pursuant to the terms in this section 5.1 for a period of one (1) year.

5.1.2

Client may terminate this Agreement, without cause, by notifying Bioserv in writing with 60 days advance notice, with a cancellation fee of 25% of the next three months Storage Area fees.

5.1.3

Bioserv may terminate the agreement, without cause, by notifying Client in writing with sixty (60) days’ notice in advance, except that the effective date of cancellation shall not be sooner than 60 days following the completion date of any future production runs booked or paid for by Client.

5.1.4

Either party shall have the right to earlier terminate this Agreement upon the breach by the other party of a material provision of this Agreement and that other party’s failure to cure such breach within thirty (30) days following written notice thereof from the non-breaching party.

5.1.5

Termination or expiration of this Agreement shall not relieve either party from any liability or obligation that accrued prior to such termination or expiration.  Upon termination or expiration of this Agreement, all Product(s) shall be returned to Client or a designee of Client, at Client’s sole cost and expense and in accordance with Client’s instructions.

5.1.6

The following provisions shall survive any expiration or termination of this Agreement:  Sections 2.2.3, 4.4, 4.6, 8.0, 9.0, and 11.0.

6.0

REPRESENTATIONS AND WARRANTIES

6.1

Each party represents and warrants to the other that:

6.1.1

It has full power and authority to enter into this Agreement and perform all obligations and conditions to be performed by it under this Agreement without any restriction by any other Agreement or otherwise;

6.1.2

The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of that party; and

6.1.3

This Agreement constitutes the legal, valid and binding obligation of that party.

7.0

PRODUCT OWNERSHIP and TRADEMARKS

7.1

Client shall provide Product to Bioserv solely for storage and handling services under this Agreement.  Bioserv shall use the Product solely and exclusively for the performance of such services.  Bioserv shall not, directly or indirectly, use or exploit, or permit use or exploitation of the Product for any other purpose whatsoever, or otherwise transfer, or permit the transfer of, the Product to any third party for any purpose or use without the prior authorization of Client.  Title to the Product shall remain at all times in Client’ name.  Upon the expiration or earlier termination of this Agreement, all Product provided to Bioserv shall be returned to Client unless other arrangements are otherwise authorized in writing by Client.

7.2

Neither party shall have the right to use the name of the other party, or the other party’s trademarks, service marks, logos, or other similar marks in any manner, except with the prior written approval of that party.

8.0

CONFIDENTIALITY

8.1

“Confidential Information” with respect to a party hereto shall mean all technical, business and financial information including, where appropriate and without limitation, all information, data, patent disclosures, patent applications, know-how, structures, models, techniques, processes and methods, compositions, compounds, apparatus, customer names, customer information and products relating to the same disclosed by a party hereto (“the Disclosing Party”) to the other party hereto (the “Receiving Party”) or obtained by the Receiving Party through observation or examination of information, but only to the extent that such information is maintained as confidential by the Disclosing Party and is marked or otherwise identified as confidential when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential in a written document sent to the Receiving Party within thirty (30) days of such verbal disclosure to the Receiving Party.

8.2

Bioserv may disclose certain Confidential Information to Client, and Client may disclose certain Confidential Information to Bioserv, each on the terms and conditions of this Agreement.  The parties mutually agree to maintain Confidential Information received from each other in confidence for five (5) years from the Effective Date of this Agreement.

8.3

The Receiving Party hereby acknowledges that the Disclosing Party is the owner or licensee of the Confidential Information.  The Receiving Party shall not use or disclose any of the Confidential Information of the Disclosing Party at any time except for the sole purpose of performing its obligations under this Agreement.  The Receiving Party shall not disclose any of the Confidential information other than on a need-to-know basis, as reasonably necessary for performing its obligations hereunder, to its directors, officers, employees, attorneys, accountants, bankers, financial advisors or consultants who are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or who are otherwise under obligations of confidentiality to the Receiving Party (collectively, the “Representatives”).

8.4

Notwithstanding the foregoing, (i) the Receiving Party shall have the right to disclose Confidential Information to the extent required by applicable law or regulation, provided that the Receiving Party shall give the Disclosing Party prompt prior written notice and reasonable opportunity to object to such use or disclosure, or to request confidential treatment of the Confidential Information; and (ii) the Receiving Party’s nonuse and nondisclosure obligations above shall not apply to such Confidential Information as the Receiving Party can establish by written documentation to:

8.4.1

Have been publicly known prior to disclosure by the Disclosing Party of such information to the Receiving Party;

8.4.2

Have become publicly known, without fault on the part of the Receiving Party, subsequent to disclosure by the Disclosing Party of such information to the Receiving Party;

8.4.3

Have been received by the Receiving Party at any time from a source, other than the Disclosing Party, lawfully having possession of and the right to disclose such information;

8.4.4

Have been otherwise known by the Receiving Party prior to disclosure by the Disclosing Party to the Receiving Party of such information; or

8.4.5

Have been independently developed by the Receiving Party without use of such information.

8.5

Bioserv shall not disclose, other than to its Representatives on a need to know basis or as otherwise permitted under this Agreement, the fact that discussions or negotiations are taking place concerning a possible transaction, or any of the terms, conditions or other facts with respect to this Agreement (including the status thereof), except as required by applicable law or regulation.  Neither party shall use the trade names, trademarks or other marks of the other party in any advertising, promotions or publicity without prior written consent of the other party.

8.6

The confidentiality obligations with respect to Confidential Information disclosed under the Agreement shall remain in effect during the term of this Agreement and for a period totaling five (5) years after termination of this Agreement.

9.0

LIMITATION OF LIABILITY

9.1

Bioserv shall not in any event be liable for any damage, theft or other loss to the Product, materials or other property in the possession or control of Bioserv unless such loss results solely from negligence or the intentional wrongful acts or omissions of Bioserv.  Client acknowledges and agrees that, except as provided in this paragraph, the insurance described in Section 10 below shall constitute its sole recourse in the event of any loss to the Product, materials and/or other property of Client in the possession or control of Bioserv.   Bioserv’s maximum liability for damages under this Agreement, whether in contract or tort, shall be limited to the fees paid by Client to Bioserv for the relevant services under this Agreement.

9.2

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT WILL BIOSERV’S LIABILITY TO CLIENT EXCEED THE TOTAL FEES PAID TO BIOSERV UNDER THIS AGREEMENT.

10.0

INSURANCE

10.1

At its sole expense, Client shall obtain and keep in force during the term of this Agreement, and for so long thereafter as any Product, materials or other property is in the possession or control of Bioserv, the following insurance, on an occurrence basis:

10.1.1

All-Risk Property Insurance including, without limitation, change of environment/spoilage coverage, in an amount adequate to cover the replacement cost of all Product, material and other Client property that may be in the possession or control of Bioserv.  Without limiting the foregoing, Client shall hold harmless Bioserv from and against all loss of or to the Property, and shall obtain a waiver of subrogation endorsement from the insurance carrier for the replacement value of all such Product, material and property.

10.1.2

Commercial General Liability in an amount no less than $1,000,000 per each occurrence and $2,000,000 in the aggregate covering bodily injury, broad form property damage, personal injury, products and completed operations, contractual liability, and independent contractor’s liability.  Bioserv and its officers and employees shall be included as Additional Insureds and a waiver of subrogation endorsement shall be obtained from the carrier in favor of Bioserv.

10.1.3

Workers’ Compensation on a statutory basis and Employers’ Liability Insurance with $1,000,000 per accident for bodily injury and diseases to cover Client employees while on Bioserv premises.

10.2

All of the above required insurance policies shall conform to the following requirements: (a) the insurer shall be qualified to do business in California; (b) Certificates of Insurance shall be delivered to Bioserv at commencement of the term and certificates of renewal at least 30 days prior to the expiration of each policy; (c) each policy shall require notice to Bioserv in writing by the insurer at least 30 days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried or other restrictive modification of any policies; and (d) the insurance coverages shall be primary and non-contributing with respect to any insurance that may be maintained by Bioserv.  Additionally, the required coverages and their limits in no way lessen nor affect Client’s other obligations or liabilities set forth in this Agreement.

10.3

Upon the signing of this Agreement, Client shall provide Bioserv with a written declaration of the replacement cost of all Product and other property to be placed in the possession or control of Bioserv, and shall provide a written update of the replacement cost by no later than thirty (30) days after each addition to or removal from Bioserv’s possession and control.

11.0

MISCELLANEOUS

11.1

Relationship of the Parties.  The relationship between the parties is that of independent contractors, and this Agreement does not establish or create a partnership, joint venture, or other agency relationship between the parties.

11.2

Notices.  Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given: (a) three business days after such notice is deposited in the United States mail, first-class postage prepaid, and addressed to that party at the address for such party set forth in this section of this Agreement; (b) one business day after delivered to Federal Express or any other similar express delivery service for delivery to that party at that address; or (c) when sent by facsimile transmission, with electronic confirmation, to that party at its facsimile number set forth in this section of this Agreement.  Any notice delivered by facsimile transmission will be deemed delivered upon electronic confirmation provided the notice is also deposited in the U.S. mail, first-class postage prepaid.  Any party may change its address or facsimile number for notices under this Agreement by giving the other party written notice of such change.

11.2.1

Client notice contact and address:

Michael P. Rice

BioLife Solutions, Inc.

3303 Monte Villa Parkway, Suite 310

Bothell, WA  98021

Facsimile: (425) 402-1433

11.2.2

Bioserv Corporation notice contact and address:

Kathleen Primes, VP of Operations

Bioserv Corporation

5340 Eastgate Mall

San Diego, CA 92121

Facsimile:  (858) 450-0785

11.3

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to its choice of law rules), and the parties to this Agreement hereby submit to the jurisdiction and venue of the California courts, both state and federal, in San Diego County, California.

11.4

Severability.  If a court or other body of competent jurisdiction declares any term of this Agreement invalid or unenforceable, the remaining terms of this Agreement will continue in full force and effect.

11.5

Non-Waiver.  The failure of either Client or Bioserv to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder shall not constitute a waiver of that provision of or right under this Agreement or of any other provision of or right under this Agreement.

11.6

Complete Agreement.  This Agreement sets forth the entire agreement between Client and Bioserv regarding the subject matter hereunder, whether written or oral, and fully supersedes any and all prior and contemporaneous agreements or understandings between Client and Bioserv pertaining to the subject matter hereof.  This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Client and Bioserv.

11.7

Assignment.  Neither party shall have the right to assign this Agreement, or any of such party’s rights or obligations under this Agreement, without the prior written consent of the other party.  However, either party may assign this Agreement without the other’s consent in connection with the merger consolidation or sale of all or substantially all of assets or equity interests of such party.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the undersigned acknowledge and accept the terms of this Agreement and duly execute this Agreement.

BIOSERV CORPORATION

BIOLIFE SOLUTIONS, INC.

By: _/s/Kathleen Primes_____________

By: _/s/Michael P. Rice________________

Kathleen Primes

Michael P. Rice

VP of Operations

Chairman and CEO

ADDENDUM I – STORAGE REQUIREMENTS

1.

Physical segregation from any other client material, raw materials, work in process, etc

2.

Dark environment so as to prevent ambient light from affecting the color of the Product

3.

cGMP requirements for established written procedures addressing cleanliness and security, segregation, labeling, chain of custody, inventory management (FIFO), distribution records, etc. according 21 CFR 820 subpart H.

4.

Continuously monitored storage at a temperature from 2°C - 8°C by a calibrated monitoring system.

5.

Emergency back up power supplied to the storage area where BioLife’s Products are stored to provide uninterrupted power to the refrigeration system and alarm system so as to provide continuously maintained ambient temperature of the storage area from 2°C - 8°C.

ADDENDUM II – SERVICE FEES

Ft3	Price/Month	What is Included
160		Assumes 160 ft3 of storage space at 2 to 8[o]C. Includes space allocation within specified controlled temperature storage area, cost of power, validation of storage area, 7/24 monitoring and security
500		Assumes 500 ft3 of storage space at 2 to 8[o]C. Includes space allocation within specified controlled temperature storage area, cost of power, validation of storage area, 7/24 monitoring and security.